                             FIRST AMENDMENT TO THE
                   DIRECTOR SUPPLEMENTAL RETIREMENT INCOME AND
                       DEFERRED COMPENSATION AGREEMENT FOR
                              JOSEPH J. LUKACS, JR.
                               MAGYAR SAVINGS BANK

Upon mutual consent and for valuable consideration hereby recognized, THE DIRECTOR SUPPLEMENTAL RETIREMENT INCOME AND DEFERRED COMPENSATION AGREEMENT FOR JOSEPH J. LUKACS IS hereby amended. The language below is immediately effective for each listed section and supercedes all previous versions of these sections.


                                AMENDED SECTIONS
                                ----------------

SUBSECTION 1.6 OF THE DIRECTOR SUPPLEMENTAL RETIREMENT INCOME AND DEFERRED COMPENSATION AGREEMENT FOR JOSEPH J. LUKACS SHALL BE AMENDED AS FOLLOWS;

1.6     "Benefit Age" means the later of: (i) the Director's seventy-fifth
        (75th) birthday or (ii) the actual date the Director's full-time service with the Bank terminates.

EXHIBIT A - REVISED 8/05 CONDITIONS, ASSUMPTIONS, AND SCHEDULE OF CONTRIBUTIONS AND PHANTOM CONTRIBUTIONS

A new "Exhibit A - Revised 8/05" is also attached to reflect the new schedule of contributions and the new Supplemental Retirement Income Benefit resulting from the Director's change of Benefit Age.


All other provisions of THE DIRECTOR SUPPLEMENTAL RETIREMENT INCOME AND DEFERRED COMPENSATION AGREEMENT FOR JOSEPH J. LUKACS which are not specifically modified by this Amendement are hereby incorporated and shall remain in full force and effect.


_______________________________ Date___________ Director Signature and Date


_______________________________________________ Director Printed Name


_______________________________ Date___________ Bank Officer Signature and Date


_______________________________________________ Bank Officer Printed Name/Title

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                            CONDITIONS, ASSUMPTIONS,
                                       AND
               SCHEDULE OF CONTRIBUTIONS AND PHANTOM CONTRIBUTIONS

1.      Interest Factor - for purposes of:

        a. the Accrued Benefit Account - shall be six percent (6%) per annum, compounded monthly.

        b. the Elective Contributions - shall be ten percent (10%) per annum, compounded monthly.

        c. the Emeritus Contributions - shall be six percent (6%) per annum, compounded monthly.

        d. the Retirement Income Trust Fund - for purposes of annuitizing the balance of the Retirement Income Trust Fund over the Payout Period, the trustee of the Joseph J. Lukacs, Jr. Grantor Trust shall exercise discretion in selecting the appropriate rate given the nature of the investments contained in the Retirement Income Trust Fund and the expected return associated with the investments. For these purposes, if the trustee of the Retirement Income Trust Fund has purchased a life insurance policy, the trustee shall have the discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund, in accordance with Section 2.3 of the Agreement.

2. The amount of the annual Emeritus Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual interest-adjusted accounting accruals which would be required of the Bank through the earlier of the Director's death or Benefit Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to six percent (6%) per annum, in order to provide a portion of the unfunded, non-qualified Supplemental Retirement Income Benefit. The Emeritus Contributions are calculated to support a benefit based upon 75% of the Director's total board fees, committee fees and/or retainer in the twelve months prior to Director's Benefit Eligibility Date.

3. The amount of the annual Elective Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual interest-adjusted accounting accruals which would be required of the Bank through the earlier of the Director's death or Benefit Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to ten percent (10%) per annum, in order to provide a portion of the unfunded, non-qualified Supplemental Retirement Income Benefit. Director has elected a monthly, pre-tax deferral of board fees, committee fess and/or retainer in the amount of $2,050 per month ending January 2006.

4. Supplemental Retirement Income Benefit means an actuarially determined annual amount equal to Two-Hundred-Eleven-Thousand Nine-Hundred and Fifty-Four Dollars ($211,954) at age 75 if paid entirely from the Accrued Benefit Account or One-Hundred-Twenty-Five Thousand and Fifty-Three Dollars ($125,053) at age 75 if paid from the Retirement Income Trust Fund.


                             Exhibit A- Revised 8/05

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        The Supplemental Retirement Income Benefit:

        o the definition of Supplemental Retirement Income Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the amount of annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account). The amount of any actual retirement, pre-retirement or disability benefit payable pursuant to the Agreement will be a function of (i) the amount and timing of Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) and (ii) the actual investment experience of such Contributions (or the monthly compounding rate of Phantom Contributions).

5.      Schedule of Annual Gross Contributions/Phantom Contributions

Plan Year    Elective Contributions     Emeritus Contributions      Total Contributions
---------    ----------------------     ----------------------      -------------------
2004                $306,645                   $237,015                   $543,660
2005                  58,084                    106,516                    164,600
2006                  40,457                     24,382                     64,839
2007                  42,428                     26,083                     68,511
2008                  46,871                     27,901                     74,772
2009                  51,779                     29,844                     81,623
2010                  57,201                     31,921                     89,122
2011                  63,191                     34,140                     97,331
2012                  69,808                     36,511                    106,319
2013                  77,117                     39,045                    116,162
2014                  85,192                     41,753                    126,945
2015                  94,113                     44,646                    138,759
2016                 103,872                     46,739                    150,611

                       Exhibit A - Revised 8/05 (Cont'd.)